SCHOONER FUND/(R)/

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD MARCH 21, 1997

To Our Shareholders:

The Annual Meeting of Shareholders of Schooner Fund/(R)/ will be held on Friday, March 21, 1997 at 9:00 a.m., at the Regent Beverly Wilshire, Champagne Room, 9500 Wilshire Blvd., Beverly Hills, California. The purpose of the Annual Meeting is to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement, which is incorporated into this notice by reference:

   1. Election of a Board of Trustees;

   2. Ratification of the selection by the Board of Trustees of Ernst & Young LLP as independent auditors for the Fund for the year ending December 31, 1997; and

   3. Such other business as may properly come before the meeting.

   The Board of Trustees has fixed the close of business on January 31, 1997 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

                              By Order of the Board of Trustees


                              /s/
                              James Gipson
                              Chairman & President
February 18, 1997

                           IMPORTANT

SHAREHOLDERS ARE REQUESTED TO DATE, FILL IN, SIGN AND RETURN THE
ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES.

                       SCHOONER FUND/(R)/

                        PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD MARCH 21, 1997

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Trustees of Schooner Fund/(R)/ (the "Fund") for use at the Annual Meeting of Shareholders of the Fund, to be held on Friday, March 21, 1997 at 9:00 a.m. at the Regent Beverly Wilshire, Champagne Room, 9500 Wilshire Blvd., Beverly Hills, California, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record at the close of business on January 31, 1997 will be entitled to receive notice of and to vote at the meeting. This proxy statement will be mailed to shareholders on or about February 18, 1997.

    Each share of beneficial interest is entitled to one vote. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, or, if no specification is made, according to the recommendations of the Board of Trustees in this Proxy Statement. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by giving another proxy or by a writing delivered to the Fund. This revocation must show the shareholder's name and account number and must be received prior to the voting at the meeting to be effective. In addition, a shareholder attending the meeting in person, who wishes to do so, may vote by ballot at the meeting, thereby canceling any proxy previously given. All proxies not voted, including broker non-votes, will not be counted toward establishing a quorum. Shareholders should note that while votes to abstain will count toward establishing a quorum, passage of any proposal being considered at the meeting will occur only if a sufficient number of votes are cast for the proposal. Accordingly, votes to abstain and votes against a proposal will have the same effect in determining whether the proposal is approved. The Fund had 200,057 shares of beneficial interest outstanding as of January 31, 1997.

    Copies of the Fund's Annual Report for the year ended December 31, 1996 have previously been mailed to shareholders. The Fund will furnish to any shareholder, upon request and without charge, a copy of the Annual Report which may be obtained by calling (800)420-7556 or by writing the Fund. The principal executive offices of the Fund are located at Suite 800, 9601 Wilshire Boulevard, Beverly Hills, California 90210 Attention:
Michele Smith.

                      PRINCIPAL SHAREHOLDERS
The following is information about persons known to the Fund to own beneficially or of record five percent or more of the outstanding shares of the beneficial interest of the Fund as of January 31, 1997:

                                          Number of
                                        Shares Owned       Percent
     Name and Address                     of Record        of Class

     James H. Gipson (1)                     63,595          31.8%
     9601 Wilshire Boulevard, Suite 800
     Beverly Hills, California 90210

     City National Bank TR                   18,372           9.2%
     Harbor-UCLA Research
     & Education Institute
     A/T/F #74821203
     120 South Spalding Drive
     Beverly Hills, CA 90212

     Firlin & Co. (2)                        14,077            7.0%
     c/o National Bank of Commerce
     Attn: Trust Resources
     Post Office Box 68501
     Lincoln, NE 68501

     State Street Bank & Trust Co.           14,160            7.1%
     IRA Rollover FBO Gifford Combs
     c/o Pacific Financial Research
     9601 Wilshire Blvd, #800
     Beverly Hills, CA 90210

     National Financial Services (2)         13,543            6.8%
     FEBO Our Customers
     P.O. Box 3908
     Church Street Station
     New York, NY 1008-3908


(1) Mr. Gipson is President, Trustee and Chairman of the Board of
    Trustees of the Schooner Fund,/(R)/ and is President and majority shareholder of Pacific Financial Research, Inc., the Investment Adviser to the Fund.

(2) Firlin & Co. and National Financial Services Corp. are the nominee accounts for many individual shareholder accounts; the Fund is not aware of the size or identity of any of the individual accounts.

               PROPOSAL 1. ELECTION OF BOARD OF TRUSTEES
It is proposed that a Board of six trustees be elected, each trustee to hold office indefinitely or until the next annual meeting of shareholders and until his or her successor is elected and qualified. It is the intention of the proxy holders named in the accompanying form of proxy to vote such proxy for the election of the persons listed below unless shareholders specifically indicate in their proxies their desire to vote against or withhold authority to vote for such persons. The Board of Trustees does not contemplate that any nominee will be unable to serve as a trustee for any reason, but if that should occur prior to the meeting, the proxy holders reserve the right to substitute another person or persons of their choice as nominee or nominees.

    Each nominee who is deemed an "interested person" of the Fund, as defined in the Investment Company Act of 1940 (the "1940 Act"), is indicated by an asterisk. Mr. Gipson and Mr. Grey are each deemed an interested person of the Fund because each is an officer of Pacific Financial Research, Inc. ("PFR" or the "Investment Adviser") and is an officer of the Fund. Each person listed below is already a trustee of the Fund and each nominee consented to being named in this Proxy Statement and has indicated a willingness to serve as a trustee if elected.

                                      Shares of Beneficial Interest
                                               of the Fund                             Total 1996
                                            beneficially owned                        Compensation
                                               directly or               Aggregate      from Fund
               Current                        indirectly on  Percent       1996            and
               Position(s)  Position(s)       January 31,       of     Compensation       Fund
Nominee Name   with Fund    held since    Age     1997        Class      from Fund     Complex (2)

James H.       Trustee,        1993        55    63,595  (1)  31.8%        $-0-           $-0-
Gipson*        Chairman
               and President

Douglas        Trustee         1994        37       -0-  (1)     -         $-0-           $-0-
Grey*          and
               Vice President

Susan M.       Trustee         1993        41       -0-          -       $5,000        $10,000
Bernfeld

Norman B.      Trustee         1993        65       -0-          -       $5,000        $10,000
Williamson

Lawrence P.    Trustee         1993        62       -0-          -       $5,000        $10,000
McNamee

F. Otis        Trustee         1993        73     4,751        2.4%      $5,000        $10,000
Booth, Jr.

(1) Of the 63,595 shares attributed to Mr. Gipson, 9,592 are held by the Pacific Financial Research, Inc. Money Purchase Plan and Trust (the Plan ), 5,594 are held by Pacific Financial Research, Inc. Employee Savings Plan (the ESP ), and 48,435 are held by Mr. Gipson. The 9,592 shares held by the Plan include 2,936 shares in which Mr. Grey has a vested interest and 1,646 shares in which Mr. Gipson has a vested interest. The 5,594 shares held by the ESP include 808 shares in which Mr. Gipson has a vested interest and 1,002 shares in which Mr. Grey has a vested interest.

(2) Total 1996 Compensation from Fund and Fund Complex consists of compensation and fees paid to directors and trustees by both of the Pacific Financial Research Funds: Clipper Fund, Inc. and Schooner Fund./(R)/

    Mr. Gipson has been President of PFR, an investment management firm, since he founded it in 1980, and holds a similar position with and is a director of the Clipper Fund,/TM/ a registered investment company for which PFR acts as the investment adviser. He is the controlling shareholder of PFR. Prior to 1980, he was a portfolio manager with Batterymarch Financial Company and with other investment management firms. Mr. Gipson holds 52,899 shares of the Clipper Fund./TM/

    Mr. Grey has been with PFR since 1986. He currently serves as Vice President and Portfolio Manager of PFR. Prior to 1986, he was a General Motors Scholar and worked for General Motors as a design analysis engineer. Mr. Grey holds no shares of the Clipper
Fund./TM/

    Ms. Bernfeld was in charge of operations for PFR from 1981 to 1994. She was treasurer of the Fund from the Fund s inception in May 1993 until September 1994. She is a Director of the Clipper Fund,/TM/ a registered investment company. Prior to that, she was an accountant with Kendall and Warner, independent certified public accountants. Ms. Bernfeld holds 9,372 shares of the Clipper
Fund/TM/ in an IRA plan.

    Mr. Williamson was a Vice President and Portfolio Manager with PFR from 1983 until his retirement in 1990. From 1980 to 1983, he was self-employed as an investment manager. Prior to that, he was Assistant Treasurer and Manager of Pension Trust Administration for FMC Corporation. He is also a Director of the Clipper Fund./TM/
Mr. Williamson holds 13,158 shares of the Clipper Fund/TM/ in an IRA plan.

    Professor McNamee has been a Professor of Computer Science at UCLA since 1966. He is also a Director of the Clipper Fund./TM/
Professor McNamee holds 8,324 shares of the Clipper Fund./TM/

    Mr. Booth has been a private investor and rancher from 1973 to the present. He is also a Director of the Clipper Fund./TM/ Mr.
Booth holds 37,613 shares of the Clipper Fund./TM/

    Over the last two years no nominee for trustee has had any material interest in a material transaction, or a proposed material transaction, to which PFR or the Fund was or is to be a party. During the last two years no nominee has been indebted to the Fund. No nominee has been a party adverse to the Fund in any material pending legal proceedings. In addition, no nominee has been the subject of any adverse securities-related judgments or orders.

    The Fund's Board of Trustees has no standing audit, nominating or compensation committee or any committee performing similar functions. The trustees who are not "interested persons" of PFR serve as a de facto audit committee.

    Mr. Gipson has been a trustee and executive officer of the Fund since its organization in March 1993. Messrs. McNamee, Williamson and Booth and Ms. Bernfeld have been trustees of the Fund since its organization in March 1993. In addition to the executive officers listed above, Michael Kromm is the Secretary/Treasurer of the Fund. Mr. Kromm, age 51, has been with PFR since 1990 and is presently its Operations Manager. He has been Secretary of the Fund since 1992 and Treasurer since 1994. Prior to 1990, he worked for the RNC Mutual Fund Group as Chief Financial Officer and Secretary.

    The seven trustees and officers of the Fund as a group owned beneficially 68,346 shares of beneficial interest on January 31, 1997, which was approximately 34.2% of the outstanding shares.

                 REMUNERATION F TRUSTEES, OFFICERS AND OTHERS
Officers and trustees of the Fund who are also officers, trustees, shareholders, employees or otherwise "interested persons" of the Investment Adviser receive no remuneration from the Fund. Each other trustee receives an annual fee of $5,000. During the Fund s last fiscal year, the four trustees who were not "interested persons" of the Investment Adviser received combined fees and no expenses totalling $20,000. There were three Board of Trustees meetings held in calendar year 1996. Each of the trustees attended 100% of those meetings with the exception of Mr. Booth who attended 33% of those meetings and Mr. Williamson who attended 67% of those meetings. The Fund has no bonus, profit-sharing, pension or retirement plan.

                    RECOMMENDATION AND REQUIRED VOTE

THE BOARD OF TRUSTEES, INCLUDING ALL "NON-INTERESTED" TRUSTEES,
RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES AS TRUSTEES OF
THE FUND.

    In order to elect a trustee, a plurality of the aggregate shares of the Fund voting at the meeting is required.

    PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS The 1940 Act requires that the Fund s independent auditors be selected by a majority of those trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund or the Investment Adviser; that such selection be submitted for ratification or rejection at the Annual Meeting of Shareholders; and that the employment of such independent auditors be conditioned on the right of the Fund, by vote of a majority of its outstanding securities at any meeting called for that purpose, to terminate such employment forthwith without penalty. The Board of Trustees of the Fund, including those trustees who are not "interested persons" of the Fund or the Investment Adviser, have approved the selection of Ernst & Young LLP as independent auditors for the calendar year ending December 31, 1997.

    Accordingly, such selection of Ernst & Young LLP as independent auditors of the Fund is submitted to shareholders for ratification or rejection. To the knowledge of the Fund and the Investment Adviser, apart from its fees received as independent auditors, neither the firm of Ernst & Young LLP nor any of its partners has a direct, or material indirect, financial interest in the Fund or the Investment Adviser or affiliates of the Investment Adviser.

   A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

                  RECOMMENDATION AND REQUIRED VOTE

THE BOARD OF TRUSTEES, INCLUDING ALL "NON-INTERESTED" TRUSTEES,
RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE
SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE FUND.

    In order to ratify the selection of Auditors, the affirmative vote of the holders of a majority of the shares of the Fund voting at the meeting is required.

                          OTHER MATTERS
The Board of Trustees is not aware of any other matters which may come before the meeting. However, should any such matters properly come before the meeting, it is the intention of the proxy holders named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

   The Fund will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally by telephone and the Fund may pay persons holding shares of the Fund in their names or those of their nominees for their expenses in sending soliciting material to their principals.

   Proposals of shareholders intended to be presented at the next annual meeting of the Fund must be received by the Fund for inclusion in the Fund's proxy statement relating to that meeting at the principal executive offices of the Fund at 9601 Wilshire
Boulevard, Suite 800, Beverly Hills, California 90210, not later than December 31, 1997.

            NOTICE TO BANKS, BROKERS/DEALERS AND VOTING
                    TRUSTEES AND THEIR NOMINEES
    Please advise the Fund, in care of National Financial Data Services, Inc., P.O. Box 5229, Kansas City, Missouri 64120, whether other persons are the beneficial owners of the shares for which proxies are being solicited from you and, if so, the number of copies of the Proxy Statement, other soliciting material and Annual Report you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY BALLOT IN
THE ENCLOSED STAMPED ENVELOPE. IF YOU PLAN TO ATTEND THE MEETING,
YOU MAY CHANGE YOUR VOTE, IF DESIRED, AT THAT TIME.

FEBRUARY 18, 1997